                                               EXHIBIT 10.11

             PHILADELPHIA SUBURBAN CORPORATION
            PHILADELPHIA SUBURBAN WATER COMPANY
              1995 INCENTIVE COMPENSATION PLAN
              --------------------------------


BACKGROUND
- - ----------


 -- During the first quarter of 1989, the Company and its compensation consultant conducted a feasibility study to determine whether the Company should implement an incentive compensation plan. The study was prompted by the positive experience of other investor-owned water companies and PSC's experience with incentive compensation.

 -- The study included interviews with PSWC and PSC executives and an analysis of competitive compensation levels. Based on the results, the compensation consultant recommended that the Company's objectives and competitive practice supported the adoption of an annual incentive plan.

 --  The program has two components - a Management Incentive
     Plan and an Employee Recognition Plan.

 -- The Plan is designed to provide an appropriate incentive to the officers and managers of the Company in the form of proprietary interest in the Company. The 1995 Management Incentive Plan will cover all officers and managers of Philadelphia Suburban Corporation, and its subsidiaries, except Utility & Municipal Services, Inc., which is covered by a separate incentive bonus arrangement based on the profitability of that subsidiary.
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MANAGEMENT INCENTIVE PLAN
- - -------------------------

 --  Performance Measures
     -- Annual incentive bonus awards are calculated by multiplying an individual's Target Bonus by a Company Rating factor based on the Company's performance and an Individual Rating factor based on the individual employee's performance.

          The benefit of having a plan tied to the Company's income performance to shareholders is appropriate as the participants' assume some of the same risks and rewards as the shareholders. Ratepayers, however, also benefit as improvements in performance is accomplished by controlling costs, improving efficiencies, and customer service. For these reasons, rate requests should be reduced and less frequent, which directly benefits the ratepayer and the shareholder.

     -- The Company's actual after-tax net income from continuing operations relative to the annual budget will be the primary measure for the Company's performance. Each year a "Target Net Income" level will be established. For purposes of the Plan, the Target Net Income may differ from the budgeted net income level. For 1995, the Target Net Income will exclude the impact of adverse PUC or court rulings on FAS 106, the effect of any unbudgeted extraordinary gains or losses, changes in accounting principles, changes in tax rates and any gains or losses related to the discontinued operations.

     -- Based on a review of historic performance, the minimum or threshold level of performance is set at 90 percent of the Target Net Income. That is, no bonus awards will be made if actual net income is less than 90 percent of the Target Net Income for the year. No additional bonus will be earned for results exceeding 110 percent of the Target
          Net Income.

     -- Each individual's performance and achievement of his or her objectives will also be evaluated and factored into the bonus calculation.
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 --  Participation
     -- Participation in the Plan will be determined each year. Each participant will be assigned a "Target
          Bonus Percentage" ranging from 5 to 40 percent of salary depending on duties and responsibilities.

     -- Actual bonuses may range from 0, if the Company's financial results fall below threshold or the participant's performance rating is below expectations, (i.e. performance measure points totaling less than 70 points) to 187.5 percent if performance -- both company and individual -- is rated at the maximum.

     -- Exhibit 1 shows the recommended participants and the Target Bonus Percentages for the current year.


 --  Company Performance
     --   Company performance will be measured on the following
          schedule:
                              Percent of          Company
                              1995 Plan           Rating
                              ----------          -------

          Threshold..............  90%              50%
                                   92               65
                                   95               80
                                   96               85
                                   97               90
                                   98               94
                                   99               97
          Plan................... 100              100
                                  105              110
                                 >110              125


     --   Exhibit 2 shows the recommended Company
          Performance Schedule for the current year.

     -- Regardless of the Company rating resulting from this Schedule, the Executive Development and Compensation and Employee Benefits Committee retains the authority to determine the final
          Company Rating for purposes of
          this Plan.

 --  Individual Performance
     -- Individual performance will be measured on the following scale:

          Performance Measure                  Individual
               Points                            Rating
          -------------------                  ----------
               0 - 69                               0%
                 70                                70%
                 80                                80%
                 90                                90%
                100                               100%
                110                               110%
                120                               120%
                130                               130%

 -- In addition, up to 20 additional points may be awarded to a participant at the discretion of the Chief
     Executive Officer.

 --  Estimated Cost
     -- Exhibit 3 shows the estimated cost of the 1995 plan year assuming a 100 percent Company Rating and all individuals receive a 100 percent
          Individual Rating.


Sample Calculations
- - -------------------

  -- Example 1
          Salary                   $70,000
          Target Bonus              10 percent ($7,000)
          Company Rating           100 percent
          Individual Rating         90 percent

          Calculation:
                      Company      Individual
     Target Bonus  x  Rating   x     Rating    = Bonus Earned
     ------------     -------      ----------    ------------

       $7,000      x   100%    x        90%    =    $6,300
                                                    ======

  -- Example 2
     -- Using the same salary and target bonus, but assuming Company performance was less than 90 percent of Target Net Income, there would be no bonus earned.

          Calculation:
       $7,000     x     0     x     90%     =     0

  -- Example 3
     --   Similarly, if individual Performance is rated
          Below Expectations, no bonus would be earned regardless of the Company Rating.

          Calculation:
       $7,000     x     100%   x     0      =     0

EMPLOYEE RECOGNITION PLAN
- - -------------------------

 -- In addition to the Management Incentive Plan, Company maintains an Individual Recognition Plan to reward employees not eligible for the management plan for superior performance or a special action or project that positively impacts the financial results or image of the Company.

 --  Awards will be made from an annual pool, not to exceed
     $65,000 (which represents approximately .8% of the base payroll for the non-union employees who do not participate in the Management Incentive Plan), established at the beginning of the year. Unused funds would not be carried over to the next year.

 -- Awards will be made throughout the year and through the first quarter of the following year with payment as close to the timing of the event being rewarded as possible.

 -- Department Heads may nominate individuals in their unit to the applicable Vice President and document the reasons for the recommendations. The applicable Vice President will review the nominations and forward their recommendations to the Chief Executive Officer.

 -- The Chief Executive Officer will determine the individuals to actually receive a bonus and the amount.

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                                                                  EXHIBIT 1
                                                                  ---------
             PHILADELPHIA SUBURBAN CORPORATION
             ---------------------------------

               Recommended 1995 Participants
               -----------------------------


                                                  TARGET BONUS
NAME                TITLE                          PERCENTAGE
- - ----                -----                         -----------
OFFICERS
- - --------

N. DeBenedictis     Chief Executive Officer            40%
M. Graham           Sr. V.P. Finance and Treasurer     25
R. Riegler          Sr. V.P. Operations                25
R. Stahl            Sr. V.P. Law & Administration      25
M. Coulter          V.P. Production                    20
H. Coleman          V.P. Customer Service              20
R. Hugus            V.P. Corporate Development         25
W. McIntyre         V.P. Maintenance & Construction    15
D. Smeltzer         V.P. Rates/Regulatory Affairs      15
L. Chain            Controller                         15

MANAGERS
- - --------

P. Mycek            Corporate Secretary                 5
Y. Snyder           Mgr., Finance and Budget            5
L. Doyle            Mgr. Meter Operations               5
J. Delzingaro       AMR Project Manger                  5
G. Harmon           Mgr., Customer Service              5
R. Griffin          Mgr., Rates & Revenues              5
D. Mahoney          Mgr., Drafting/Records              5
A. Fernandes        Mgr., Eng. Design/Construction      5
S. Draper           Mgr., MIS                           5
S. Broussard        Mgr., Human Resources               5
R. Rubin            Assist.Controller                   5
G. Smith            Mgr., Facilities                    5
D. Bruce            Mgr., Transportation                5
R. Dollfus          Mgr., Great Valley Division        10
C. Hertz            Mgr., Laboratory Tech. Services    10
J. Grantland        Mgr., Distribution                 10
J. Dennin           Mgr., Eastern Division             10
D. Gorbey           Mgr., Southern & Western Division  10
R. Germon           Mgr., Mech./Elect.                 10
P. Luitweiler       Mgr., Res./Env. Affairs/Grndwater  10
J. Ritter           Mgr., Treatment/Quality Control    10
T. Kiely            Chief Engineer                     10
T. Yohe             Sr. Mgr., Water Quality Group      10
R. Robinson         Sr. Mgr., Special Services         10
M. Kropilak         Corporate Counsel                  10
R. Linneman         Sr. Mgr., Information Services     10
C. Franklin         Sr. Mgr., Corp. & Public Affairs   10
M. Broderick        Financial Information System Spec. 10
D. Donatoni         Sr. Mgr., Marketing & Corp. Devel. 10
R. Cocco            Sr. Mgr., Admin. Support Services  10

UMS
- - ---

R. Harlan           Mgr., IS Customer Service           5
W. Barrett          Mgr., IS Technical Services         5